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                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            SPLITROCK SERVICES, INC.


         The undersigned natural person, acting as an incorporator of Splitrock Services, Inc. (the "Corporation") under the General Corporation Law of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Splitrock Services, Inc.

                                   ARTICLE II

                                     PURPOSE

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE III

                                     CAPITAL

         Section 1. The aggregate number of shares which the Corporation will have authority to issue is 175,000,000 shares, of which 150,000,000 will be shares of common stock, $.001 par value per share ("Common Stock"), and 25,000,000 will be shares of preferred stock, $.001 par value per share ("Preferred Stock").

         Section 2. Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive serial designation as determined in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock from time to time.

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         Section 3.        Each series of Preferred Stock:

         (a)      may have such number of shares;

         (b)      may have such voting powers or may be without voting powers;

         (c) may be subject to redemption at such time or times and at such price;

         (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, or such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

         (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

         (f) may be made convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same class or of any other class or classes, of stock of the Corporation at such price or prices or at such rates of exchange, and with adjustments;

         (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

         (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation of stock of any class; and


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         (i)      may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

as in such instance is stated in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or resolutions the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors.

         Section 4. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the board of directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the board of directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

         Section 5.        (a)      Except as otherwise provided by law or by
                  the resolutions of the board of directors providing for the issuance of any series of Preferred Stock, Common Stock will have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock will be entitled to one vote for each share held.


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         (b)      Subject to all of the rights of Preferred Stock or any series thereof, the holders of Common Stock will be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise.

         (c) Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of Preferred Stock, the remaining net assets of the Corporation will be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

                                   ARTICLE IV

                           DENIAL OF PREEMPTIVE RIGHTS

         No stockholder of the Corporation or other person shall have any preemptive right to purchase or subscribe to any shares of any class or any notes, debentures, options, warrants or other securities, now or hereafter authorized.

                                    ARTICLE V

                   ELECTION OF DIRECTORS; NONCUMULATIVE VOTING

         Directors shall be elected by plurality vote. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. No stockholder of this Corporation shall have the right to cumulate his votes.


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                                   ARTICLE VI

                           REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the Corporation is 9 East Loockerman Street, Suite 214, Dover, Delaware 19901, and the name of its initial registered agent at such address is Capitol Services, Inc.

                                   ARTICLE VII

                                INITIAL DIRECTORS

         The number of directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the stockholders, or until their successors are elected and qualified are:

                  William R. Wilson
                  33 Indian Clover
                  The Woodlands, Texas  77381

                  Kwok Li
                  12400 Ellen Court
                  Silver Springs, MD  20904

                  Roy Wilkens
                  6336 S. Harvard
                  Tulsa, Oklahoma  74136


                                  ARTICLE VIII

                  LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

         No director (including any advisory director) of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or

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a knowing violation of law, (iii) under Section 174 of the Delaware General
Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE IX

                                    INDEMNITY

         Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a


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director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even

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if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.
Notwithstanding the foregoing, a director, officer, employee or agent of the Corporation shall be able to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in Sections 1 and 2 by petitioning a court of appropriate jurisdiction.

         Section 5. Expenses (including attorneys' fees) incurred by an officer or director in defending or settling any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the

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Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

         Section 8. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 9. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

         Section 10. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue

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as to a person who has ceased to be a
director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 11. The Corporation shall indemnify its directors, officers and agents to the fullest extent permitted herein, by the Bylaws of the Corporation, and by the Delaware General Corporation Law.


                                    ARTICLE X

                                     BYLAWS

         The Bylaws of the Corporation may be amended or repealed, or new Bylaws may be adopted, (i) by the Board of Directors of the Corporation at any duly held meeting or pursuant to a written consent in lieu of such meeting, or (ii) by the holders of a majority of the shares represented at any duly held meeting of stockholders, provided that notice of such proposed action shall have been contained in the notice of any such meeting, or pursuant to a written consent signed by the holders of a majority of the outstanding shares entitled to vote thereon.

                                   ARTICLE XI

                                  INCORPORATOR

         The name and address of the incorporator is:

                         Arthur S. Berner, Esq.
                         Winstead Sechrest & Minick P.C.
                         910 Travis, Suite 2400
                         Houston, Texas  77002



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         The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this the 8th day of April, 1998.



                                        /s/ ARTHUR S. BERNER
                                        ----------------------------------------
                                        Arthur S. Berner, Incorporator


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